Exhibit 10.1

FORM OF

REGISTRATION RIGHTS AGREEMENT

by and among

AEGEAN MARINE PETROLEUM NETWORK INC.,

LEVERET INTERNATIONAL INC.

and

AMPNINVEST LLC

Dated as of                            , 2006

REGISTRATION RIGHTS AGREEMENT, dated as of                            , 2006, by and among AEGEAN MARINE PETROLEUM NETWORK INC., a Marshall Islands corporation (the “Company”), LEVERET INTERNATIONAL INC., a Liberian corporation (“Leveret”), and AMPNINVEST LLC, a Marshall Islands limited liability company (“AMPNInvest” and together with Leveret, the “Shareholders”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Common Stock” means common shares, par value $0.01 per share, of the Company and any other shares into which such shares are converted pursuant to a recapitalization or reorganization.

“Company” has the meaning set forth in the introductory paragraph.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” means any holder of record of Registrable Common Shares and any transferees of such Registrable Common Shares from such Holders.  For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Initiating Holders” has the meaning set forth in Section 2(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including issuer free writing prospectuses, post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Qualifying IPO” means the sale in an underwritten initial public offering registered under the Securities Act of shares of common equity securities of the Company.

“Registrable Common Shares” means the Common Shares held by the Shareholders or affiliates of the Shareholders as of the date of the Qualifying IPO; provided, however, that Registrable Common Shares shall not include any securities that are or become tradeable without restriction as to volume pursuant to Rule 144 or that are sold by a Person to the public either pursuant to a Registration Statement or Rule 144.

“Registration Expenses” has the meaning set forth in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” has the meaning set forth in Section 3(a) hereof.

“Shareholders” has the meaning set forth in the introductory paragraph.

“Suspension Notice” has the meaning set forth in Section 6(f) hereof.

“Underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

“Withdrawn Demand Registration” has the meaning set forth in Section 2(f) hereof.

2.             Demand Registrations.

(a)           Right to Request Registration.  At any time commencing 180 days following the closing of a Qualifying IPO, any Holder or Holders may request registration under the Securities Act (“Initiating Holders”) of all or part of the Registrable Common Shares (“Demand Registration”); provided, that each Demand Registration be at least equal to 10% of the Company’s outstanding common shares immediately following the closing of such Qualifying IPO.  The Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the Demand Registration of any number of Registrable Common Shares for which it receives requests in accordance with this Section 2.

Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Shares and shall, subject to Sections 2(c) and 2(d) hereof, include in such registration all such Registrable Common Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)           Number of Demand Registrations.  Subject to the provisions of Section 2(a), the Initiating Holders of Registrable Common Shares shall collectively be entitled to request an aggregate of three Demand Registrations.  A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to have registered and sold at least 50% of the Registrable Common Shares requested by such Initiating Holders to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holders requesting such registration are not able to have registered and sold all of the Registrable Common Shares requested to be included by such Initiating Holders in such registration.

(c)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Common Shares without the written consent of the Holders of a majority of the Registrable Common Shares to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters.  If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering without having an adverse affect on such offering, including the price at which such Registrable Common Shares can be sold, the Company shall include in such registration only the number of shares of Registrable Common Shares which in the opinion of such managing underwriters can be sold without having the adverse effect referred to above.  If the number of shares which can be sold without having the adverse effect referred to above is less than the number of shares of Registrable Common Shares proposed to be registered, the amount of Registrable Common Shares to be so sold shall be allocated (i) first, the Registrable Common Shares requested to be included therein by the Shareholders, pro rata between the Shareholders on the basis of the number of shares requested to be registered by the Shareholders, and (ii) second, the Registrable Common Shares requested to be included therein by the other Holders, if any, pro rata among such Holders on the basis of the number of shares requested to be registered by such Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Shares proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

(d)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within three months after the termination of an offering under a previous Demand Registration or a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 4 hereof where the Initiating Holder was permitted to register and sell all of the Registrable Common Shares requested to be included therein.  The Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the Company to be disclosed at such time; provided, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, that in the event described above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations.  The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (i) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (ii) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (iii) the effectiveness of such Registration Statement.  The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any 12-month period.

(e)           Selection of Underwriters.  If any of the Registrable Common Shares covered by a Demand Registration are to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter or underwriters to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

(f)            Effective Period of Demand Registrations.  After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable efforts to keep such Demand Registration effective for a period equal to one year from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such period, such period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Shares covered by such Demand Registration have been sold pursuant to such Demand Registration or are otherwise permitted to be resold freely by all selling shareholders in such Demand Registration under Rule 144 without regard to volume.  If the Company shall withdraw any Demand Registration pursuant to Section 2(d) (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Common Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is one year from the effective date of such Demand Registration and (ii) on which all of the Registrable Common Shares covered by such Demand Registration have been sold or are otherwise permitted to be resold freely by all selling shareholders in such Demand Registration under Rule 144 without regard to volume.  Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

3.             Shelf Registration.

(a)           At such time as the Company is able to use Form F-3 under the Securities Act (or any successor form) for sales of Registrable Common Shares by a Holder, at the request of Holders of the lesser of (x) 5% of the Registrable Common Shares (without reduction for Common Shares that cease to be Registrable Common Shares) and (y) Registrable Common Shares having an aggregate market value of at least $10 million, the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of any number of Registrable Common Shares for which it receives requests in accordance with this Section 3 (the “Shelf Registration”).  The Company shall use its commercially reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for a period ending on the earlier of (i) three years following the date on which such Registration Statement first becomes effective (but one year if the Company is not able to use Form F-3 under the Securities Act (or any successor form)) and (ii) the date on which all Registrable Common Shares covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or have become freely tradeable pursuant to Rule 144 without regard to volume.

(b)           The Shelf Registration Statement pursuant to this Section 3 shall to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act. Any takedown under the Shelf Registration pursuant to this Section 3 may or may not be underwritten; provided, however, that (i) Holders may request any underwritten takedown only to be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Company’s securities, a Demand Registration must be available thereunder and the number of Demand Registrations available shall be reduced by one under Section 2(b)) or (ii) Holders may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 4. The Company shall be entitled to effect the Shelf Registration on any available form under the Securities Act.

(c)           Within 10 days after receipt of any such request for the Shelf Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Shares and shall include in such registration all such Registrable Common Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(d)           The number, percentage, fraction or kind of shares referred to in this Section 4 shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock.

(e)           The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in any Shelf Registration effected pursuant to this Section 3.

4.             Piggyback Registrations.

(a)           Right to Piggyback.  If at any time commencing 180 days following the closing of a Qualifying IPO the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 (or any similar successor forms thereto or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Shares (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 10 days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and shall, subject to Sections 4(b) and 4(c), include in such registration all such Registrable Common Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Common Shares requested to be included therein by the Shareholders, pro rata between the Shareholders on the basis of the number of shares requested to be registered by the Shareholders, (iii) third, the Registrable Common Shares requested to be included therein by the other Holders, if any, pro rata among such Holders on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(c)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Common Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Common Shares requested to be included therein by the Shareholders, pro rata between the Shareholders on the basis of the number of shares requested to be registered by the Shareholders, (iii) third, the

Registrable Common Shares requested to be included therein by the other Holders, if any, pro rata among such Holders on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(d)           Selection of Underwriters.  If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e)           Other Registrations.  If the Company has previously filed a Registration Statement with respect to Registrable Common Shares, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the termination of the offering under the previous registration.

5.             Holdback Agreements.

The Company and each Holder agrees to enter into a reasonable and customary lock-up agreement with the underwriters for any underwritten Demand Registration upon request of such underwriters.

6.             Registration Procedures.

(a)           Whenever the Holders request that any Registrable Common Shares be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Common Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)            prepare and file with the SEC a Registration Statement with respect to such Registrable Common Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Shares covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one year, in the case of a Demand Registration or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)          furnish to each seller of Registrable Common Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such seller;

(iv)          use its best efforts to register or qualify such Registrable Common Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such seller (provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 6(a)(iv), (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction);

(v)           notify each seller of such Registrable Common Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)          in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions) and take all such other actions as the Holders of a majority of the Registrable Common Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Common Shares (including, without limitation, making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Shares)) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

(vii)         make available, for inspection by any seller of Registrable Common Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii)        use its best efforts to cause all such Registrable Common Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(ix)           if requested, use its commercially reasonable efforts to cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Shares sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(x)            make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

(xi)           if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Common Shares being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement, post-effective amendment or issuer free writing prospectus such information as the managing underwriters or the Holders of a majority of the Registrable Common Shares being sold in such underwritten offering determine, upon advice of counsel, is legally required to be included therein relating to the sale of the Registrable Common Shares, including, without limitation, information with respect to the aggregate number of shares of Registrable Common Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Common Shares to be sold in such offering; and promptly make all required filings of such Prospectus supplement post-effective amendment or issuer free writing prospectus;

(xii)          provide a CUSIP number for the Registrable Common Shares no later than the effective date of such Registration Statement;

(xiii)         use commercially reasonable efforts to prevent the happening of any event of the kinds described in clauses (C) and (D) of Section 6(a)(xv);

(xiv)        cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

(xv)         promptly notify each seller of Registrable Common Shares and the underwriter or underwriters, if any:

(A)          when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)           of any comments of the SEC or of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus that relate to information provided, or to be provided, by such seller or underwriter;

(C)           of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement;

(D)          of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

(E)           of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading.

(b)           The Company shall ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

(c)           The Company shall make available upon request to each Holder whose Registrable Common Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed or filed with the SEC, one copy of each Registration Statement and any amendment thereto and each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such Holder.  The Company will promptly notify each Holder by facsimile or electronic mail of the effectiveness of each Registration Statement or any post-effective amendment.  The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d)           The Company may require each seller of Registrable Common Shares as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(e)           Each seller of Registrable Common Shares agrees by having its shares treated as Registrable Common Shares hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Shares for a reasonable length of time not to exceed 90 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(c) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Shares by the Holders shall not exceed 120 days in the aggregate in any one year.  If the Company shall give any notice to suspend the disposition of Registrable Common Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(e).  In any event, the Company shall not be entitled to deliver more than three Suspension Notices in any one year.

7.             Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Shares or fees and expenses of more than one counsel representing the Holders of Registrable Common Shares), shall be borne by the Company.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b)           In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the Registrable Common Shares included in such registration or sale.

(c)           The obligation of the Company to bear the expenses described in Section 7(a) and to reimburse the Holders for the expenses described in Section 7(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Common Shares (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)(i) or (ii)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

8.             Indemnification.

(a)           The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder

(within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable blue sky laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered).  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)           In connection with any Registration Statement in which a Holder of Registrable Common Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Shares pursuant to such Registration Statement.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8 and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)           If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other hand from the offering to which such Registration Statement or prospectus relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnified party on the one hand and the indemnifying party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same respective proportions as the net proceeds from such offering (before deducting expenses) received by such party and the total underwriting discounts and the commissions received by the underwriters therefor, if any bear to the aggregate proceeds received from the sale of Company securities thereunder.  The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9.             Participation in Underwritten Registrations.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.          Rule 144.

                The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

11.          Miscellaneous.

(a)           Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile or electronic mail transmission (with immediate telephone confirmation thereafter), if to the Company:

Aegean Marine Petroleum Network Inc.

42 Hatzikyriakou Avenue
Piraeus 185 38 Athens
Greece

Attention:

Facsimile No.:

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attention:  Gary J. Wolfe, Esq.

Facsimile No.:  (212) 480-8421

if to the Shareholders:

Leveret International Inc.

Attention:

Facsimile No.:

AMPNInvest LLC

Attention:

Facsimile No.:

or if to another Holder, to the addresses set forth on the counterpart signature pages of this Agreement signed by such Holders.

                If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered personally or upon receipt of facsimile or electronic mail confirmation if transmitted by facsimile or electronic mail, or, if sent by mail, at the time of its receipt.

(b)           No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Shares are intended third party beneficiaries of this Agreement provided, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this Agreement.

(d)           Governing Law.  The laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the principles of conflicts of laws thereof.

(e)           Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

(f)            Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)           Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h)           Entire Agreement.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i)            Captions.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j)            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k)           Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Holders of a majority of the Registrable Common Shares (as constituted on the date hereof); provided, however, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder.  This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

(l)            Aggregation of Shares.  All Registrable Common Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m)          Equitable Relief.  Without limiting the remedies available, the parties hereto acknowledge that any failure by the Company to comply with its obligations under this Agreement will result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall have the right to obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

AEGEAN MARINE PETROLEUM NETWORK INC.

By:
Name:
Title:

LEVERET INTERNATIONAL INC.

By:
Name:
Title:

AMPNINVEST LLC

By:
Name:
Title: